SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------


                                    FORM 8-K

                                 CURRENT REPORT

                             -----------------------


                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): August 16, 2001


                                  TIFFANY & CO.

             (Exact name of Registrant as specified in its charter)



          Delaware                        1-9494                  13-3228013
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
      incorporation)                                      Identification Number)


  727 Fifth Avenue, New York, New York                              10022
(Address of principal executive offices)                          (Zip Code)




Registrant's telephone number, including area code:  (212) 755-8000

Item 5.           Other Events.

         On August 16, 2001, Registrant issued the following press release announcing its sales and earnings for the three-month period ended July 31, 2001:

NEW YORK, August 16, 2001 - Tiffany & Co. (NYSE-TIF) reported that net sales of $371,301,000 in the second quarter ended July 31, 2001 were 1 percent lower than $374,448,000 a year ago. Net earnings declined 8 percent to $36,052,000, or 24 cents per diluted share, compared with $39,165,000, or 26 cents per diluted share, a year ago. Net sales and net earnings increased 21 percent and 70 percent, respectively, in the second quarter of 2000.

Second quarter U.S. comparable store sales declined 4 percent, in line with guidance provided in the Company's July 10th press release. Worldwide, on a constant-exchange-rate basis, which excludes the effect of translating local-currency-denominated sales into U.S. dollars, Tiffany's net sales rose 4 percent and comparable store sales rose fractionally.

For the six months (first half) ended July 31st, net sales of $707,702,000 were 2 percent below $719,591,000 a year ago. Net earnings of $66,814,000, or 44 cents per diluted share, were 4 percent below $69,590,000, or 46 cents per diluted share, in the prior year.

Michael J. Kowalski, president and chief executive officer, said, "The current retail environment in the U.S. and certain international markets contrasts sharply with favorable conditions a year ago. The impact on our short-term results is certainly not surprising, and we remain confident in the inherent strength and potential of Tiffany's underlying business."

Results in Tiffany's three channels of distribution were as follows:

o U.S. Retail sales declined 1 percent to $186,163,000 in the second quarter and 4 percent to $345,175,000 in the first half, due to comparable store sales declines of 4 percent in the quarter and 6 percent in the half.Second quarter and first half



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

     comparable store sales in Tiffany's flagship New York store declined 6 percent and 11 percent, while U.S. branch stores declined 3 percent and 4 percent. Results reflected a lower level of customer spending per transaction that offset a greater number of transactions. In 2000, U.S. comparable store sales increased 19 percent in the second quarter and 23 percent in the first half.

o International Retail sales declined 2 percent to $150,574,000 in the second quarter and 1 percent to $296,997,000 in the first half. On a constant-exchange-rate basis, International Retail sales increased 9 percent in both the second quarter and first half. Comparable store sales in the second quarter and first half rose 6 percent in both periods in Japan, 3 percent and 2 percent in other Asia-Pacific markets and 17 percent and 15 percent in Europe on a constant-exchange-rate basis.

o Direct Marketing sales rose 6 percent in the second quarter to $34,564,000 and 8 percent to $65,530,000 in the first half. Sales in the second quarter and first half declined 5 percent and rose 2 percent in Tiffany's corporate division, while combined catalog/Internet sales rose 18 percent and 17 percent in those periods.

Mr. Kowalski added, "Tiffany's extraordinary product selection is appreciated by growing numbers of customers in existing and new markets. Store expansion in the first half of 2001 included the opening of new locations in San Jose, Melbourne, Sao Paolo and Japan (three boutiques). In the second half of the year, new locations are planned to open in Tampa, Rome, London (a third location) and Tokyo (one boutique). Merchandising initiatives include introducing an exciting assortment of new product designs. Our long-term success will continue to be driven by a disciplined approach toward executing our business plan and will not be affected by short-term cycles. "There is widespread uncertainty about the timing and magnitude of a global economic recovery. While the first two weeks of August indicate a continuation of recent sales trends in the U.S. and some improvement in Japan, we assume that current economic conditions will improve more gradually than originally anticipated. Based on that revised assumption and an approximate continuation of second quarter sales and margin trends,



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

we now expect that third quarter earnings per diluted share will be in a range of 22 - 24 cents, versus 24 cents in the prior year. For the fourth quarter, we now expect that, based on modestly improving U.S. comparable store sales trends, earnings will increase to a range of 60 - 65 cents per diluted share, versus 56 cents last year. This would result in full year earnings equal to, or slightly above, the prior year and we expect further gradual acceleration throughout 2002," Mr. Kowalski concluded.

Tiffany & Co. is the internationally renowned jeweler and specialty retailer. Sales are made primarily through TIFFANY & CO. stores and boutiques in the Americas, Asia-Pacific, Europe and the Middle East. Direct Marketing includes Tiffany's corporate division, catalog and Internet sales. Additional information can be found on Tiffany's Web site, www.tiffany.com, and on its shareholder information line (800) TIF-0110.

The Company will host a conference call today at 8:30 a.m. (EST) to review second quarter results and the outlook. Interested parties may listen to a broadcast on the Internet at www.shareholder.com/tiffany, www.vcall.com or www.streetevents.com.

This press release contains certain "forward-looking" statements concerning expectations for sales, margins and earnings. Actual results might differ materially from those projected in the forward-looking statements. Information concerning factors that could cause actual results to differ materially are set forth in Tiffany's 2000 Annual Report and in Form 10-K, 10-Q and 8-K Reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

                                      # # #



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

                                        TIFFANY & CO. AND SUBSIDIARIES
                                CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                             (Unaudited, in thousands, except per share amounts)



                                                           Three months                          Six months
                                                          ended July 31,                      ended July 31,
                                                ---------------------------------  ------------------------------------
                                                           2001            2000               2001              2000
                                                    ------------    -------------      --------------    --------------
Net sales                                        $      371,301  $       374,448    $        707,702  $        719,591

Cost of sales                                           155,430          161,994             301,691           318,428
                                                    ------------    -------------      --------------    --------------

Gross profit                                            215,871          212,454             406,011           401,163

Selling, general and administrative expenses            150,201          145,377             291,120           280,691
                                                    ------------    -------------      --------------    --------------

Earnings from operations                                 65,670           67,077             114,891           120,472

Other expenses,  net                                      5,581            1,804               3,534             4,489
                                                    ------------    -------------      --------------    --------------

Earnings before income taxes                             60,089           65,273             111,357           115,983

Provision for income taxes                               24,037           26,108              44,543            46,393
                                                    ------------    -------------      --------------    --------------

Net earnings                                     $       36,052  $        39,165    $         66,814  $         69,590
                                                    ============    =============      ==============    ==============


Net earnings per share:

  Basic                                          $         0.25  $          0.27    $           0.46  $           0.48
                                                    ============    =============      ==============    ==============

  Diluted                                        $         0.24  $          0.26    $           0.44  $           0.46
                                                    ============    =============      ==============    ==============


Weighted average number of common shares:

  Basic                                                 146,042          145,165             145,979           145,132
  Diluted                                               151,752          151,546             151,509           151,689


Certain reclassifications were made to the prior year's condensed consolidated statements of earnings.



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


                                  TIFFANY & CO. AND SUBSIDIARIES
                              CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited, in thousands)




                                                  July 31,           January 31,              July 31,
                                                      2001                  2001                  2000
                                          -----------------    ------------------    ------------------
ASSETS

Current assets:
Cash and cash equivalents                  $       112,730      $        195,613      $        174,662
Accounts receivable, net                            92,077               106,988               100,526
Inventories, net                                   667,799               651,717               559,675
Deferred income taxes                               36,037                28,069                33,131
Prepaid expenses and other current assets           38,574                22,458                33,969
                                              -------------        --------------        --------------

Total current assets                               947,217             1,004,845               901,963

Property, plant and equipment, net                 473,107               423,244               339,626
Deferred income taxes                                4,446                 7,282                 5,681
Other assets, net                                  152,797               132,969               132,938
                                              -------------        --------------        --------------

                                           $     1,577,567      $      1,568,340      $      1,380,208
                                              =============        ==============        ==============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Short-term borrowings                      $        51,294      $         28,778      $         28,671
Obligation under capital lease                      40,726                40,747                     0
Accounts payable and accrued liabilities           151,986               189,531               181,246
Income taxes payable                                16,208                42,085                19,067
Merchandise and other customer credits              36,968                36,057                31,569
                                              -------------        --------------        --------------

Total current liabilities                          297,182               337,198               260,553

Long-term debt                                     235,437               242,157               247,239
Postretirement/employment benefit obligations       27,926                26,134                24,684
Other long-term liabilities                         40,974                37,368                34,980
Stockholders' equity                               976,048               925,483               812,752
                                              -------------        --------------        --------------

                                           $     1,577,567      $      1,568,340      $      1,380,208
                                              =============        ==============        ==============


Certain reclassifications were made to the prior periods' condensed consolidated balance sheets.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          TIFFANY & CO.


                                    BY:   /s/ Patrick B. Dorsey
                                          ____________________________________
                                          Patrick B. Dorsey
                                          Senior Vice President, Secretary and
                                          General Counsel

Date: August 16, 2001



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